Exhibit 10.12

Rental Contract for Shanghai Pudong Software Park Guo Shoujing Park

NO:ZL(R)20210069

Both parties to this contract:

Party A (Lessor): Shanghai Pudong Software Park Co., Ltd.

Party B (Lessee): ChinaLink Professional Services Co., Ltd.

According to Contract Law of the People’s Republic of China and Regulations of Shanghai Municipality on House Leasing, both parties conclude the contract on the basis of equality, voluntariness, fairness, honesty and credibility, for consenting that Party B should lease the house that Party A can lease according to law.

Section 1.

1-1	The house which is rented to Party B by Party A is located in Room 18201/18202/18203/18204/18205/18206/18207/18208, Building 18, Guo Shoujing Road No.498, Zhang Jiang High Tech Park, Pudong, Shanghai (hereinafter referred to as “the House”). The building area of the House is 1259.94 square meters. The House should be used for research and development and office. The structure of the House is reinforced concrete structure. The plan of the house is shown in Annex I (of this contract).

1-2	Party A establishes a leasing relationship with Party B as the real estate owner of the House. Party A has told Party B and Party B has fully known that the House has been mortgaged before the contract is signed.

1-3	The following (if any) is shown in Annex II and/or supplementary agreements of the Contract: the scope of use, conditions and requirements of public or shared parts of the House, the existing decoration of the House, ancillary facilities and equipment status, and the contents, standards, related matters of the decoration and additional facilities which Party A allows Party B to do in writing. Both parties agree that all attachments and supplementary agreements should be a basis for acceptance of housing delivery and return when the Contract is terminated or released.

1-4	When the Contract is signed, the House has accepted and used by Party B, and Party B confirm that the House can fit the purpose and acquirement of rental at the beginning of the tenancy term. On the basis of Party B’s occupancy of the House, Party A does not have to perform any further duty to deliver the House to Party B.

2. Rental Purposes

2-1	Party B has fully known the House’s properties and uses and Party B promises to Party A that the House will only be used for research and development and office and Party B will abide by the state and the city regulations on the use of housing and property management.

2-2	Party B promises that the above-mentioned purpose of the use will not be changed during the rental term unless such change gets Party A’s written consent and is approved by the relevant departments according to relative regulations.

3. Renewal Term

3-1	The Contract is a renewal contract based on the original contract (No. ZL(R)20190043) which was signed for renting the House.
3-2	The renewal term is from July 1st, 2021 (hereinafter referred to as “lease date”) to June 30th, 2024 (hereinafter referred to as “terminal date”). The rent will be counted from July 1st, 2021 (hereinafter referred to as “rent date”) to terminal date.

4. Rent and Payment Methods

4-1	Both Parties agree that the unit rental price is counted according to the daily construction area per square meter.

From July 1st, 2021 to July 15th, 2021, rent free

From July 16st, 2021 to June 30th, 2022, the unit rental price is RMB 3.86 yuan

From July 1st, 2022 to June 30th, 2023, the unit rental price is RMB 3.98 yuan

From July 1st, 2023 to June 30th, 2024, the unit rental price is RMB 4.08 yuan

(The above unit rental prices are tax-inclusive prices)

4-2	Party B should pay the rent for the first month no later than the rent date. The days for calculating the rent for the first mouth is started form the rent date to the last day of the mouth. The monthly rent will be calculated and paid according to the calendar days of the month (the monthly rent calculation formula is: housing construction area unit rental price the calendar days of the month. The monthly rental amount is rounded to one decimal place). Party B should pay the rent to Party A before the 10th of each month (in case of national legal holidays postponed to the next working day). The last month’s rent should be calculated from the first day of last month to the terminal day. If the days of the last month are less than 10, the last month’s rent should be paid before the terminal date. If the days of the last month are not less than 10, the last month’s rent should be paid before the10th day of the month (in case of national legal holidays postponed to the next working day). Party A should issue the corresponding rental invoice to Party B within 3 working days after receiving the rent of the month.

4-3	Party A should issue the corresponding rental invoice to Party B within 3 working days after receiving the rent of the month. In the term of the Contract, if the invoice type or tax rate changes due to the change of taxation policies of the state and government, Party B agrees to adjust the price of rent and deposit according to the latest tax rate during the remaining lease. At that time, Party A will give Party B a formal notice, and both Parties should sign up supplementary agreements.

4-4	Party B pays the rent to Party A’s following account by check or transfer:

Shanghai Pudong Software Park Co., Ltd.

1001194909004601783

ICBC Shanghai Zhangjiang sub branch

4-5	The rent is denominated and settled in RMB. In any case that the rent needs to be denominated and settled in other currency (the currency should be accepted by Chinese banks and convertible into RMB), the actual amount of RMB exchanged by the bank designated by Party A shall prevail. Relevant fees due to the payment (such as bank charges) should be borne by Party B.

4-6	Party A may entrust a property management company to assist in collecting the rent.

5. Rental Deposit and Other Fees

5-1	Both Parties agree that Party B shall pay rental deposit to Party A within 5 working days after signing the Contract. The amount of the deposit is equivalent to the rent for the three months (90 days) of the highest unit price within the lease term, which is RMB 462,650 yuan. Party B has paid RMB 437,703 yuan for rental deposit under the original contract, and it will be automatically converted to the deposit under the Contract after the Contract becomes effective. The margin of the deposit is RMB 24,947 yuan, and Party B shall pay it to Party A within 5 working days after signing the Contract. Party A shall issue a receipt to Party B after receiving the deposit. If Party B fails to pay the lease deposit in full to Party A in accordance with the provisions of this contract, Party B shall pay Party A late payment fee of 0.3% of the outstanding amount per day, until the full payment is completed. If Party B delays or fails to pay more than 15 working days, Party A has the right to rescind the contract.

During the term of this contract, Party B shall, due to breach of contract, pay liquidated damages and/or damages to Party A in accordance with the provisions of this contract, and Party B shall separately pay Party A liquidated damages and/or damages, and shall not have the right to request Party A to deduct from the above deposit. Party A shall have the right (without any obligation) to deduct such liquidated damages and / or damages from Party B’s rental deposit and notify Party B in writing of the amount of the deduction and margin supplement. Party B should pay Party A to complement the margin within 5 working days after accepting the notice from Party A.

Within 10 working days after the termination of the lease, Party A will refund Party B the balance of deposit to offset the fees (with no interest) which Party B should bear under the Contract (including but not limited to the monthly rent payable by Party B, property management fees, energy consumption, Party B’s liquidated damages and / or compensation for damages). However, if Party B uses the House for the registration of Party B’s residence, Party B shall, within 30 days from the date of the termination of the lease, complete the cancellation or alteration registration, and deliver the copy of the registration approval to Party A for record. Party A shall return the lease deposit to Party B according to the above term after that.

5-2	Besides the house rent and property management fees, Party B shall bear the costs of energy consumption (electricity, water and gas), communication expenses, rental fees for equipment and facilities incurred for its own use. Party A shall install separate meter for Party B’s energy consumption and collect the fees from Party B according to the meter reading before transferring it to the offices of utilities. Party A may entrust property management companies to assist in collecting the above fees.

5-3	Both parties agree that the property management company entrusted by Party A (hereinafter referred to as “the management company”) is responsible for the property management of the House. At the time of signing the Contract, the management company is Shanghai Puyuan Property Management Co., Ltd., which will be responsible for the property equipment operation, daily management and services of the House. Party B shall pay the property management fee. Party B shall sign the Property Management Agreement with the property management company prior to the transfer of the House. Property management fee and payment method of the House shall be implemented in accordance with the Property Management Agreement signed by Party B and the property management company.

6. Housing Requirements and Maintenance Responsibilities

6-1	During the rental term, Party A promises that the House and its ancillary public facilities would be in normal usable and safe condition. If Party B finds that there is any damage or malfunction of the House or its ancillary public facilities (other than Party B’s decoration and equipment), Party B shall notice Party A and / or the management company to repair. Party A and / or the management company shall conduct inspection or repair in 48 hours after receiving the written notice from Party B and repair it within the period agreed on by both parties or within a reasonable period. If Party A shall assume the responsibility for maintenance but Party A fails to repair it overdue, Party B may take the maintenance for it and reasonable maintenance expenses shall be borne by Party A.

6-2	During the rental term, Party B shall fair use and take good care of the House and its affiliated public facilities, and take various preventive measures to make the House safe from rain, wind or other natural causes. Party B shall assume maintenance responsibility for the improper or unreasonable use of Party B which results in the damage or failure of the House and its affiliated public facilities. If Party B refuses to assume responsibility for maintenance, Party A can take the maintenance on behalf of Party B, and reasonable maintenance costs borne by Party B. The maintenance of non-public facilities which is owned by Party B can be entrusted to the property management companies, and maintenance costs borne by Party B.

6-3	Party B shall strictly follow the applicable laws, regulations, rules and regulations of China and use the House in accordance with the contractual purposes, especially not to use the House in any unreasonable or unethical way. Party B will not use the House in any way that invalidates or increases the risk of insurance. Party B shall ensure that the business activities engaged in using the House have obtained the business license issued by the government administration for industry and commerce and guarantee that legal registration and permission shall be kept throughout the lease period.

6-4	During the rental term, Party A reserves the right to publish or authorize others to advertise, improve or add public facilities in other proper places where is not exclusively for Party B. Party A shall not affect Party B’s normal use of the House and Party B’s Normal business.

6-5	Party B agrees to guarantee that Party A and / or Party A’s personnel shall be exempt from Party B’s personal injury and / or property damage, and Party A and Party A’s personnel shall also be exempt from the third party’s claims and litigation caused by Party B.

7. Decoration and Accretion

7-1	Party B shall be responsible for the second decoration of the House. Party B’s decoration plan (including marking on the building facade or roof or other public parts of the House) shall be subject to Party A’s approval and Party A’s written consent. Party B shall not, without prior written consent of Party A, carry out any unauthorized activities or allow any other person to carry out any unauthorized alteration or addition of the House and its decoration, ancillary facilities and equipment (including but not limited to trunk lines, drainage, firefighting, indoor and outdoor appearances and existing installations). If such decoration needs the approval of the government department, Party B shall obtain the approval before construction.

7-2	During renovating the House, Party B shall not damage the building’s facade or carry out any internal structural alterations that may affect the service life and safety of the House, including but not limited to the demolition and alteration of the bearing beam walls. If Party B needs to change the structure of the house or modify the ancillary facilities and equipment of the house, etc., in addition to the written consent of Party A, Party B shall pay the structural restoration fee deposit in accordance with the “Relevant Charges for Second Renovation of Leased Office of Shanghai Pudong Software Park”, otherwise Party B shall not carry out construction.

7-3	During the rental term, the decoration belongs to Party B, and its responsibility for maintenance is also borne by Party B, unless the Parties agree otherwise. After the expiry of the rental term (including any early termination of the Contract attributable to Party B), Party B is obliged to remove the decoration extras and restore the house to the pre-lease status (except for natural losses). If Party B does not move on schedule, Party A can take the behalf of the removal, and the cost borne by Party B or deducted the cost from the deposit unless Party A agrees that Party B shall retain decoration remnants when returning the house.

7-4	Party A’s written consent to the decoration of Party B shall not be construed as Party A’s obligation or responsibility to Party B’s decoration and its consequences. Party B shall guarantee that its decoration and other facilities for its own addition are safe and will not cause any potential safety hazard for the House or its users. Party B shall assume complete legal, technical and economic responsibility for its own decoration and its consequences.

7-5	Party A shall have the right to request Party B immediately to take all necessary measures to solve such safety problems if Party A finds any potential safety hazard caused by Party B’s decoration and attachment actions during and after the lease and whether or not Party A agrees to such decoration and attachment plan, until Party A unilaterally lift the lease. Party B entrusts the contractor to renovate the house. If it is not the cause of Party A, which violates the laws and regulations of China, and the relevant provisions of construction, fire control and safety management, or causes property damage, Party B and the contractor shall take the responsibility.

8. Enter and Check

8-1	During the lease, in order to ensure that the house and its ancillary facilities are properly accessible and safe, Party A and / or the management company shall have the right to send staff to enter the house for reasonable inspection, maintenance and repair, but Party A and / or the management company shall notify Party B at least 1 working day in advance (except: emergency situation and situation that Party A cannot be foreseen or controlled). Party B should be cooperated with inspection, maintenance and repair, but Party A should minimize the impact on the use of the House by Party B.

8-2	If Party B renounces the right of renewal, or terminates this contract prematurely according to the Contract, or Party A and Party B fail to agree on whether to renew or not, Party B agrees that Party A has the right to accompany the interested subsequent tenants to visit the House within the time agreed upon by both parties within 6 months prior to the termination, but Party A should give advanced notice to Party B.

9. Sublet, Mix, Transfer and Exchange

9-1	Without the prior written consent of Party A, Party B shall not sublet part or whole of the House to any third party in any form (including but not limited to contracting, pooling affiliates, establishing affiliates, etc.) during the rental term, or mixed-use the House with any third party, or transfer the House to others for rent, or exchange with others.

9-2	If Party B sublets part or whole of the House to any third party during the rental term, or uses it in combination with any third party, or transfers the House to others for rent, or exchanges with other people’s rented houses in accordance with a separate written agreement between Party A and Party B, Party B shall still be liable for the behavior of actual user of the House and the consequences during the rental term.

10. Priority Renewal Rights

10-1	If the lease of the Contract expires and Party B needs to continue leasing the House, Party B shall submit a written request for renewal to Party A at least four months before the expiry of the rental term of the Contract, and re-sign the rental contract with the consent of Party A. Under the same conditions, Party B shall enjoy the priority of renewal of the whole of the House, except as otherwise stipulated by laws and regulations. If Party B submits to Party A only a written request for renewal of the part of the House, Party B will not enjoy the priority of renewal. If Party B lately requests for the renewal of a written request, it shall be deemed that Party B renounces the priority of renewal.

10-2	After Party A agrees with Party B’s renewal and renewal conditions, both parties shall conclude a rental contract for the renewal of the House 3 months before the expiry date of the Contract. If Party B fails to sign the renewal contract with Party A overdue, it shall be deemed that Party B renounces the priority of renewal. The renewal rent is determined according to the renewal contract.

11. Return

11-1	Party B shall return the House to Party A no later than the expiry date of the lease or the date on which the Contract is terminated prematurely.

11-2	Before Party B returns the House to Party A, Party B shall clean the House so that the House is in good condition and can be rented. The House which is returned by Party B shall be in conformity with the condition when the house was delivered (that is, it meets the requirements of Annex II and / or other supplementary agreements). When the House is returned, it should be checked by Party A or / and the property management company entrusted by Party A and the expenses should be settled.

11-3	Party B may retain the status quo of the House’s decoration if it has the written consent of Party A (permit that Party B may produce some natural wear and tear due to normal use) and move out of the House (hereinafter referred to as “move out of the House”), otherwise, it should be reinstated. If Party A shall agree in writing before Party B can retain the status quo of the House’s decoration, Party A shall have no obligation to make any compensation or compensation for Party B’s construction or renovation of the House and its decoration and facilities. If the Contract is terminated early due to Party A’s reason or because Party A breaches the Contract, Party B has no obligation to restore the status quo ante, and the House will be returned according to the current status.

11-4	If Party B fails to return the house to Party A without the written consent of Party A or does not reach an agreement in writing with Party A on renewing the term, Party B shall pay the overdue liquidated damages of the House which is 3 times the rent to Party A, and shall bear all the energy, equipment, property management fees and all other expenses stipulated in the Contract during the period of occupation of the House. In addition, if Party B fails to return the house to Party A 15 days after the expiry date of the lease or the early termination date of the Contract, Party A has the right to release the house after written notice to Party B, Party A can (but does not have the obligation to) deposit it locally or expeditiously and Party A has the right to collect the custody fee and removal fee from Party B in respect of the objects and has the right to sell, transfer, discard or other ways which Party A deems it appropriate, and use the proceeds (if any) for any payment that Party B owes Party A and for any loss. In case of insufficient payment and compensation, Party A shall have the right to recover the balance from Party B.

12. Exemption for Party A

12-1	During the rental term, when Party B occupies the House and its ancillary facilities, public facilities, if Party B causes any loss of property, damage and personal injury caused by any of the following circumstances, Party B hereby agree, not because of Party A’s intention or gross negligence, Party A does not bear any responsibility:

(1)	Any loss or damage due to expropriation, acquisition, confiscation, nationalization or any force majeure caused by state or government agencies;

(2)	Any loss or damage caused by theft, robbery and other criminal cases;

(3)	No water, electricity, telephone, fax, air-conditioning and other services to the House at any time or any public facilities in the House, including the planned maintenance and inspection of public facilities by a third party entrusted by Party A, are not operated and it is not due to Party A’s reasons;

(4)	Party B’s losses and damages caused by other lessees or third parties;

(5)	Party B’s losses and damages which is not caused by Party A’s intentional or gross negligence (Party A and / or the security guards and watchman’s security services provided to the House do not constitute Party A’s liability to the House, personnel, and property).

13. Breach of the Contract and Liability for Breach of Contract

13-1	Party A’s default

(1)	Party A shall compensate for the loss of Party B due to Party A’s transfer of property right caused by Party A’s setting up a new mortgage to the House during the rental term as stipulated in this contract.

(2)	During the rental term, Party A fails to perform the repair and maintenance responsibilities as stipulated in the Contract in time, resulting in damage to the House or property, or personal injury to Party B’s personnel, sub-contractors, agents, employees, and decorators due to the structural problems of the House, Party A should be responsible for compensation.

(3)	During the rental term, except the exempt situation regulated by the Contract, laws or regulations, if Party A decides to terminate this contract or take the House back early without authorization, Party A should give a written notice to Party B 6 months early. In this case, in addition to returning the deposit to Party B, Party A should also pay liquidated damages which is amount to the monthly rent at that time to Party B. If Party A informs Party B 3 months early but less than 6 months, Party A should pay liquidated damages which is twice the monthly rent at that time to Party B. If Party A does not inform Party B 3 months early, Party A should pay liquidated damages which is triple the monthly rent at that time to Party B.

13-2	Party B’s default

(1)	If Party B overdue payment of rent, deposit, equipment rental fee, energy consumption fee, property management fee or other relevant expenses payable, Party B shall pay overdue fine which is 0.3% of the amount of overdue payment per day. If overdue 30 days, Party A has the right to interrupt the water, electricity and other energy supply, until Party B pays all the expenses. And Party B should bear the cost of re-connection.

(2)	If Party B fails to obtain the written consent of Party A to renovates the House or additional facilities beyond the written consent of Party A, Party A has the right to request Party B to restore the original state of the House. Party B shall be responsible for indemnification if Party B causes irreparable damage to the House or Party A suffers losses (including but not limited to fines, damages, etc.) due to the aforesaid acts of Party B.

(3)	Party B or any person expressly or implicitly authorized by Party B to enter the House or parking space shall be regarded as Party B’s act. If such act causes damage or loss of personal or property to Party A or building, Party B shall jointly and severally liable for compensation.

(4)	During the rental term, except the exempt situation regulated by the Contract, if Party B decides to terminate this contract early without authorization and Party B gives a written notice to Party A 3 months early, Party B should pay liquidated damages which is amount to the monthly rent at that time to Party A. If Party B does not inform Party A 3 months early, Party B should pay liquidated damages which is triple the monthly rent at that time to Party A. Party A may deduct the above liquidated damages from the remaining balance of the rental deposit that Party B has already paid, and the insufficient part will be delivered separately by Party B.

Retirement refers to the behavior that Party B decides to terminate the lease relationship early for its own reasons, limited to a written statement.

(5)	If Party B registers the House as its domicile, and Party B fails to complete the registration of alteration or cancellation within 30 days from the date of termination of the tenancy or provide the copy of certificate of registration to Party A for the record, Party B shall pay Party A liquidated damages which is amount to the monthly rent at that time.

(6)	Party A has right to request Party B to compensate Party A for the losses suffered thereby, if Party B takes the following actions:

(1)	Intentional or negligent act of Party B and its employees and contractors on any part of the building or the House;

(2)	Party B violates or fails to comply with any applicable provisions of the Contract;

(3)	Party B, its employees and other acts of the contractor will affect the normal operation and management of the building by Party A and the property management company unless Party B provides reasonable explanations within 24 hours after receiving the written notice from Party A.

14. The Force Majeure

14-1	If either the Property or any part of the Building is destroyed or is not suitable for research and development and office during the lease period due to Force Majeure, either party shall be entitled to notify the other in writing of the termination of the Contract, and neither party shall pursue the default responsibility. The Contract is terminated from the day when notice is given by either party. Party A should return Party B the remaining rental deposit, rental after the force majeure, and other expenses that Party B has prepaid within 10 working days from the date of termination of the Contract after deducting the relevant expenses according to Clause 13 of the Contract without interest, as long as Party B pays all the expenses payable by Party B before the force majeure which is regulated by the Contract and the supplementary agreements.

14-2	The above “force majeure” means any unforeseen event beyond the reasonable control of one party and which is unavoidable despite reasonable care is given by the party, including but not limited to, earthquake, typhoon, plague, flood, fire, storms, tidal waves or other natural disasters, declared or undeclared war, riots and so on.

15. Terminate the Contract

15-1	Both Parties agree that one party may be written notice to the other party to terminate the Contract under the following situations, and the party breaching the Contract shall pay liquidated damages which is triple the monthly rent at that time to the other party. If the party breaching the Contract also cause damages to the other party, and if the liquidated damages are insufficient to meet the damages, the balance still needs to be made up.

(1)	Party A fails to deliver the House on time and still cannot deliver the House 30 days after the written notice from Party B;

(2)	The house delivered by Party A does not meet the contract stipulated in Annex Ⅱ of the Contract, resulting in the failure to realize the purpose of the lease; or the House delivered by Party A is defective and endangers the safety of Party B;

(3)	Party B fails to obtain the written consent of Party A to change the use of the House;

(4)	Party B causes damage to the main structure of the House or other irreparable damage;

(5)	Party B, without the written consent of Party A and the approval of the relevant department, arbitrarily changed the nature of the production and use involved in the property planning;

(6)	Party B fails to obtain the written consent of Party A and permission from the safety production supervision, fire control and other relevant departments to add or modify special equipment or to produce, manage, transport, store, use or dispose of hazardous chemicals;

(7)	Party B renders part or all of the House to any third party without authorization, or uses it in combination with any third party, or transfers the House to others for rent or exchanges with other people’s houses;

(8)	Party B has not paid the rent over 30 days, and still cannot pay the rent 30 days after the written notice from Party A.

15-2	Due to the breach of item (8) of the preceding paragraph, the Party A has the right to retain all the articles in the House until Party B pays all the money (including the liquidated damages) to Party A.

15-3	Both Parties agree that the Contract is terminated under the following situations, and neither of them should be responsible for the termination.

(1)	The land use rights within the occupied area of the House are recovered early according to law;

(2)	The House is requisitioned according to law because of public interests;

(3)	The House is included in the scope of the permit for house demolition due to urban construction;

(4)	The House is damaged, lost or has been identified as a dangerous house;

(5)	Party A has informed Party B that the mortgage has been set before the rental, and is now being disposed of.

16. Statements and Guarantees

a)	Party A hereby states and guarantees as follows:

(1)	Party A has all the necessary authorizations to formally and effectively sign and perform the Contract and possess all the necessary powers and capabilities to lease the House to Party B in accordance with applicable laws.

(2)	Party A’s signing and performance of the Contract shall not constitute a violation of the applicable law or any contract signed by Party A with any third party.

(3)	Party A guarantees that the House has been built and in good condition in accordance with applicable laws (including but not limited to safety and health related laws and regulations) and has legal ownership over it.

b)	Party B hereby states and guarantees as follows:

(1)	Party B has all the necessary authorizations to formally and effectively sign and perform the Contract.

(2)	Party B has legal business qualification. During the renewal of the Contract, Party B will engage in business activities in accordance with the scope of its business license, and its business activities must comply with the relevant provisions of national laws and regulations.

(3)	Party B promises not to disclose any information involved in the Contract to any third party, including but not limited to the rental price. If Party B’s behavior leaks any of above mentioned information, Party A reserves the right to retroactively indemnify Party B.

17. Safe Production

17-1	Party B shall strictly comply with the safety management code of the park including the Notice on Enterprise Safety Management in Shanghai Pudong Software Park (see Annex Ⅲ for details) and shall be fully responsible for its own safety management. Party B shall immediately inform Party A in an effective manner once a safety accident has occurred, and provide a written report after the incident, while trying its best to avoid or reduce the casualties or property damage. If the circumstances of the accident are serious and have caused or may cause casualties, Party B shall also directly report to the relevant government department in accordance with the law.

17-2	During the rental term of the Contract, Party A shall have the right to recourse to Party B and terminate the Contract if Party B produces safety accident in the area of Shanghai Pudong Software Park. If the safety accidents cause loss of Party A, Party B should compensate Party A.

17-3	Party B’s safety records shall be used as a reference for Party B’s priority rights such as renewal and extension of lease (if any).

18. Other Terms

18-1	The Contract takes effect immediately after both parties have signed and sealed the contract.

18-2	The unaccomplished matters of the Contract may be concluded by the supplementary agreements or terms between Party A and Party B. The supplementary agreement, the terms and the supplements to the Contract are an integral part of the Contract. The written words in the Contract and its supplementary terms, agreements and the space in the appendix have the same effect as the printed language.

18-3	When both parties sign the Contract, they shall clearly understand their respective rights, obligations and responsibilities and are willing to fulfill their obligations strictly according to the Contract. If one party violates the Contract, the other party is entitled to claim according to the Contract.

18-4	Party A and Party B shall settle their disputes through negotiation during the performance of the Contract. If they fail to reach a consensus through negotiation, both parties agree to choose the following method (2) to settle in accordance with the laws of the People’s Republic of China:

(1)	submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration;

(2)	bring a lawsuit to the people’s court where the House is located.

18-5	The Contract has four copies with the Annex, and Party A, Party B, the business department, the tax department each hold a copy. All of them have the same effect.

18-6	All fees and taxes related to the registration of the Contract (including but not limited to stamp duty) should be borne by both parties in accordance with the regulations of the People’s Republic of China and Shanghai.

18-7	Party B is obliged to cooperate with Party A to complete all forms of non-profitable research activities for the purpose of industry research, including but not limited to questionnaires, interviews with business executives, and collection of economic data. Party A will not disclose any information or data provided by Party B for other purpose other than industry research and will not disclose any trade secrets to any third party which is not related to industrial research.

Annex I

Plan of the House

Annex II

the existing decoration of the House, ancillary facilities and equipment status, and the decoration and additional facilities which Party A allows Party B to do in writing

Annex III

Notice of Shanghai Pudong Software Park Park Enterprise Security Management

According to Production Safety Law of the People’s Republic of China, Regulations on the Reporting, Investigation and Handling of Work Safety Accidents, Regulations on Production Safety of Shanghai, for further strengthen the security management of Shanghai Pudong Software Park, effectively protect the life of the park personnel and property safety, we will inform about the safety management in the park as follows:

1.	Safety Management Responsibilities of Companies in the Park

The company in the park should be responsible for the work of safety management, including the area that the company leased, in the process of working, employee’s safety management during working or work-related experiences, and take the responsibility.

1.	The park enterprise assigns the safety commissioner as the first safety liaison and is in charge of the safety work in the leased area and liaises with Shanghai Pudong Software Park Co., Ltd. (hereinafter referred to as “Pu soft”). If there is a change of position in the safety commissioner, the job successor automatically becomes the first safety liaison or the park shall assign another person and informed in writing to Pu Soft.

2.	Strictly abide by the laws, regulations and rules related to safety and possess the qualifications and conditions for safety production required for the operation of the business and industry.

3.	Pursuant to the written approval by Pu soft company, if a company can sublease or sublet the office, it shall conclude a safety management agreement with the sub-tenant on the basis of the contents of this circular with a clear emphasis on safety responsibilities and management requirements.

2.	Safety Requirements of Daily Operation

1.	Establish safety management rules and systems with safety responsibility system as the core. Strengthen safety education and management of suppliers. Enhance daily education and training of employees in safety work. Provide safety management personnel and equipment. In accordance with the relevant regulations and establish safety standards emergency rescue and evacuation plan.

2.	The renovations within the scope of renter and equipment installation should comply with the relevant provisions, norms and standards of safety and fire safety. According to national and local regulations, construction and equipment installation needs to be reviewed and accepted.

3.	The facilities and equipment must pass inspection, tests and acceptance, and should be operated by trained and qualified people. Those people who are engaged in special operations must have the appropriate qualifications. The equipment and operations personnel should be reviewed annually in accordance with related regulations.

4.	Don’t produce, store toxic, harmful, flammable, explosive materials.

5.	Loading and unloading of goods in the designated area, do a good job of on-site safety supervision and support.

6.	It is strictly forbidden to lodge staff in the office area of Shanghai Pudong Software Park.

7.	The risk of accidents or insecurity should be self-examination and timely rectification. Cooperate with Pu soft company and the property management unit for safety inspection and rectification.

3.	Requirements of Fire Safety

1.	Actively involved in the fire drill and cooperate with Pu soft company and property management units.

2.	Equip fire extinguisher in line with the provisions in their own rented area. Set in line with the provisions of the requirements, identify the obvious emergency evacuation diagram. Always keep the evacuation routes and entrances and exits open.

3.	Smoking is strictly forbidden in non-smoking areas. It is forbidden to use open flame in violation of regulation.

4.	It is forbidden to block, close, occupy the evacuation routes and entrances and exits.

4.	Requirements of Security and Traffic Safety

1.	Improve staff’s awareness of personal safety, property safety and traffic safety. Properly store their valuables such as cash and securities, and set up more reliable safety precautions to prevent theft.

2.	The motor vehicles owned by their employees or their employees’ relatives shall strictly follow the traffic lights’ instruction and traffic signs’ instruction to drive. Parking in the line with norms and regulations.

If any unexpected incident or accident occurs, including but not limited to safety production, anti-crime, traffic or public security, it shall be reported to Pu soft as soon as possible. In the case of emergencies, it shall be reported directly to the police, fire department, rescue department and other departments immediately, afterwards be reported to Pu soft company.